Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Third Quarter Results; Raises Full Year Outlook
– Delivers Record Third Quarter Sales of $3.04 Billion, Up 2.8% Versus the Prior Year –
– Delivers EBT Margin of 8.8% and Double-Digit non-GAAP EBT Margin of 10.6% –
●Delivered 1.7% growth in third quarter comparable store sales on top of a 6.5% increase in the third quarter of 2022
●Reported earnings per diluted share of $2.39 and non-GAAP earnings per diluted share of $2.85 compared to $2.45, or $2.60 on a non-GAAP basis, during the prior year quarter
●Raises 2023 comparable store sales outlook to a range of positive 0.5% to positive 2.0%, up from flat to positive 2.0% previously
●Updates full year 2023 earnings per diluted share outlook to $11.45 to 12.05; Raises full year non-GAAP earnings per diluted share outlook to $12.00 to 12.60, up from $11.50 to 12.30 previously
●Repurchased 3.5 million shares of common stock for $388 million during the third quarter

"Our strong Q3 comps demonstrate the impact of our strategies and our commitment to innovation. We are confident in the future of our business and believe our results demonstrate how we are successfully differentiating ourselves in the marketplace."
Ed Stack, Executive Chairman
"We are pleased with our third quarter results. With our best-in-class athlete experience and differentiated assortment, we had a very strong back-to-school season and continued to gain market share as consumers prioritize DICK'S Sporting Goods to meet their needs. Our Q3 comps were driven by increases in both transactions and average ticket, and we delivered double-digit EBT margin on a non-GAAP basis. As a result of our strong Q3 performance, we are raising our full year outlook, which balances the confidence we have in our key strategies with an acknowledgment of the uncertain macroeconomic environment. We're excited for the upcoming holiday season and the product, service and experience we are providing to our athletes."
     Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, November 21, 2023 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the third quarter ended October 28, 2023.

Third Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended		Change (1)
	October 28, 2023	October 29, 2022
Net sales	$3,042	$2,959	$84	2.8%
Comparable store sales	1.7%	6.5%
Income before income taxes (% of net sales) (2)	8.8%	10.3%	(145) bps
Non-GAAP income before income taxes (% of net sales) (2) (3)	10.6%	10.3%	28 bps
Net income	$201	$228	$(27)	(12)%
Non-GAAP net income (3)	$240	$228	$11	5%
Earnings per diluted share	$2.39	$2.45	$(0.06)	(2)%
Non-GAAP earnings per diluted share (3)	$2.85	$2.60	$0.25	10%

Year-to-Date Operating Results (dollars in millions, except per share data)	39 Weeks Ended		Change (1)
	October 28, 2023	October 29, 2022
Net sales	$9,108	$8,771	$337	3.8%
Comparable store sales	2.3%	(2.6)%
Income before income taxes (% of net sales) (2)	10.1%	12.1%	(199) bps
Non-GAAP income before income taxes (% of net sales) (2) (3)	10.7%	12.1%	(141) bps
Net income	$750	$808	$(57)	(7)%
Non-GAAP net income (3)	$789	$808	$(19)	(2)%
Earnings per diluted share	$8.63	$8.17	$0.46	6%
Non-GAAP earnings per diluted share (3)	$9.08	$9.11	$(0.03)	—%

Balance Sheet (in millions)	As of October 28, 2023	As of October 29, 2022	$ Change (1)	% Change (1)
Cash and cash equivalents	$1,406	$1,438	$(32)	(2)%
Inventories, net	$3,283	$3,361	$(78)	(2)%
Total debt (4)	$1,483	$1,634	$(151)	(9)%

Capital Allocation (in millions)	39 Weeks Ended		$ Change (1)	% Change (1)
	October 28, 2023	October 29, 2022
Share repurchases (5)	$649	$361	$288	80%
Dividends paid (6)	$271	$124	$147	119%
Gross capital expenditures	$410	$274	$135	49%
Net capital expenditures (3)	$369	$238	$131	55%
Principal paid in connection with exchange of Convertible Senior Notes (7)	$—	$421	$(421)
Notes
1.Column may not recalculate due to rounding.
2.Also referred to by management as earnings before income taxes margin ("EBT margin").
3.In the fiscal 2022 period, there were no non-GAAP adjustments to reported EBT margin or net income. For additional information, see GAAP to non-GAAP reconciliations included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."
4.Fiscal 2022 included debt with a carrying value of $152 million related to the Company's Convertible Senior Notes, which were fully retired as of April 18, 2023. The Company had no outstanding borrowings under its revolving credit facility in 2023 and 2022.
5.During the 39 weeks ended October 28, 2023, the Company repurchased 5.4 million shares of its common stock at an average price of $119.24 per share, for a total cost of $648.6 million under its share repurchase program. The Company has $780 million remaining under its authorization as of October 28, 2023.
6.In the fiscal 2023 and fiscal 2022 periods, the Company declared and paid quarterly dividends of $1.00 per share and $0.4875 per share, respectively.
7.During the first quarter of fiscal 2023, the Company retired the remaining $59.1 million of aggregate principal amount outstanding of the Convertible Senior Notes and related bond hedge and warrant transactions for 1.7 million shares of the Company's common stock. Refer to the Company's Form 8-K filed with the SEC on April 24, 2023 for additional information. During the 39 weeks ended October 29, 2022, the Company exchanged $421 million aggregate principal amount of Convertible Senior Notes and unwound the corresponding portion of the convertible bond hedge and warrants for $421 million of cash and 7.8 million shares of the Company's common stock.

Quarterly Dividend
On November 20, 2023, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.00 per share on the Company's common stock and Class B common stock. The dividend is payable in cash on December 29, 2023 to stockholders of record at the close of business on December 15, 2023.

Business Optimization
As previously announced, the Company is conducting a business optimization to better align its talent, organizational design and spending in support of its most critical strategies while also streamlining its overall cost structure. During the third quarter of 2023, the Company incurred pre-tax business optimization charges of $52.5 million related to the elimination of certain positions primarily at its customer support center as well as the integration of its Moosejaw operations and other charges to optimize the cost structure of its outdoor specialty business. The Company currently anticipates additional pre-tax charges of approximately $10 million during the fourth quarter of 2023 related to its actions to optimize the outdoor specialty business and plans to continue its business optimization review, which it expects to complete during fiscal 2023.

Full Year 2023 Outlook (53 week year)
The Company's Full Year Outlook for 2023 is presented below:

Metric	2023 Outlook
Earnings per diluted share
●$11.45 to 12.05
○Includes approximately $0.20 per diluted share for the 53rd week
○Based on approximately 86 million diluted shares outstanding
○Based on an effective tax rate of approximately 21%
●$12.00 to 12.60 on a non-GAAP basis, which excludes approximately $62.5 million of business optimization charges

Comparable store sales	●Positive 0.5% to positive 2.0% on a 52-week basis
Capital expenditures	●$670 to 720 million on a gross basis ●$550 to 600 million on a net basis

Store Count and Square Footage
The following tables summarize store activity for the periods indicated:

	39 Weeks Ended October 28, 2023			39 Weeks Ended October 29, 2022
	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)
Beginning stores	728	125	853	730	131	861
Q1 New stores	—	—	—	—	1	1
Q2 New stores	—	1	1	1	1	2
Q3 New stores	1	9	10	3	6	9
Stores acquired (3)	—	12	12	—	—	—
Closed stores	4	3	7	2	3	5
Ending stores	725 (4)	144	869	732	136	868
Relocated stores	16	2	18	3	1	4

Square Footage: (in millions)	DICK'S Sporting Goods (1)	Specialty Concept Stores (2)	Total (3) (6)
Q1 2022	38.7	3.6	42.3
Q2 2022	38.8	3.6	42.4
Q3 2022	38.8	3.9	42.7
Q4 2022	39.2	3.4	42.6
Q1 2023 (5)	39.2	3.4	42.6
Q2 2023	39.0	3.4	42.4
Q3 2023	39.2	3.6	42.7

(1)Includes our Golf Galaxy, Public Lands, Going Going Gone! and other specialty concept stores. As of October 28, 2023, we operated 104 Golf Galaxy stores, 7 Public Lands stores, 17 Going Going Gone! stores, and other specialty concept stores. In some markets, we operate DICK’S Sporting Goods stores adjacent to our specialty concept stores on the same property with a pass-through for our athletes. We refer to this format as a “combo store” and include combo store openings within both the DICK’S Sporting Goods and specialty concept store reconciliations, as applicable. As of October 28, 2023, the Company operated 16 combo stores.
(2)Excludes Warehouse Sale store locations that are temporary in nature, of which the Company operated 41 and 42 as of October 28, 2023 and October 29, 2022, respectively.
(3)Represents Moosejaw store locations acquired by the Company during the first quarter of fiscal 2023, which average approximately 4,000 square feet per store. The Company plans to close ten of the previously acquired Moosejaw store locations by early 2024.
(4)As of October 28, 2023, includes twelve DICK'S House of Sport stores, including two new openings during the third quarter of fiscal 2023, which were either converted or relocated from prior store locations.
(5)Includes square footage from 13 Field & Stream store closures as of April 29, 2023, as we planned to convert them into DICK’S House of Sport stores, expanded DICK’S Sporting Goods stores, or other specialty concept stores.
(6)Column may not recalculate due to rounding.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP EBT Margin, non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP diluted shares outstanding, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to the Convertible Senior Notes and convertible bond hedge provided a more complete view of the economics of the instruments upon conversion. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance and growth opportunities, including our 2023 outlook for earnings, sales, and capital expenditures; the impact of our business optimization initiatives and the time frame in which we expect to implement our business optimization; share repurchases and dividends.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: macroeconomic conditions, including inflationary pressures, geopolitical conflict, the expiration of student loan payment deferments, and elevated interest rates, and the effectiveness of measures to mitigate such impact on our business; changes in consumer discretionary spending; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; changes in the competitive market and competition amongst retailers, including competition for talent and the level of competitive promotional activity; investments in omni-channel growth or other business initiatives not producing the anticipated benefits within the expected time-frame or at all; additional unexpected costs and charges related to our business optimization, failure to achieve the anticipated cost-savings from our business optimization, and a disruption of the business optimization due to changes in the macroeconomic conditions or other risk factors described herein; organized retail crime and our ability to effectively manage inventory shrink; risks relating to vertical brands and new retail concepts; the size of strategic investments and the timing and success of those investments; inventory turnover and supply chain disruptions; weather-related disruptions and seasonality of the Company's business; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, and tariffs, and compliance with such laws and regulations; increasing labor and wage costs; limitations on the availability of attractive retail store sites; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; increasing direct competition from vendors (including shipping directly or through broadened distribution channels) and increasing product costs due to various reasons, including foreign trade issues, currency exchange rate fluctuations, and increasing prices for raw materials due to inflation; changes to the corporate tax rates; risks associated with brick and mortar retail store model, including the ability to optimize our store lease portfolio and our distribution and fulfillment network; litigation risks and our ability to protect our trademarks and other intellectual property; our ability to hire and retain quality teammates, including store managers and sales associates; negative reactions from customers, vendors and shareholders regarding Company policy changes and advocacy efforts related to social and political issues; the loss of key personnel; risks related to our indebtedness; the issuance of dividends and our repurchase activity.

For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 23, 2023 and our Quarterly Report filed with the SEC on August 23, 2023. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

Conference Call Info
The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming.

Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving, sustainability efforts and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, and dickssportinggoods.jobs, as well as Facebook, Twitter, Threads, and Instagram.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	October 28, 2023	% of Sales	October 29, 2022	% of Sales (1)

Net sales	$3,042,405	100.00%	$2,958,861	100.00%
Cost of goods sold, including occupancy and distribution costs	1,980,942	65.11	1,946,438	65.78

GROSS PROFIT	1,061,463	34.89	1,012,423	34.22

Selling, general and administrative expenses	776,037	25.51	679,747	22.97
Pre-opening expenses	12,482	0.41	7,212	0.24

INCOME FROM OPERATIONS	272,944	8.97	325,464	11.00

Interest expense	14,382	0.47	26,131	0.88
Other income	(10,084)	(0.33)	(4,826)	(0.16)

INCOME BEFORE INCOME TAXES	268,646	8.83	304,159	10.28

Provision for income taxes	67,540	2.22	75,703	2.56

NET INCOME	$201,106	6.61%	$228,456	7.72%

EARNINGS PER COMMON SHARE:
Basic	$2.46		$2.94
Diluted	$2.39		$2.45

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$201,106		$228,456
Diluted	$201,106		$236,928

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	81,772		77,789
Diluted	84,291		96,681

(1) Column does not recalculate due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	October 28, 2023	% of Sales (1)	October 29, 2022	% of Sales (1)

Net sales	$9,108,228	100.00%	$8,771,485	100.00%
Cost of goods sold, including occupancy and distribution costs	5,908,672	64.87	5,652,966	64.45

GROSS PROFIT	3,199,556	35.13	3,118,519	35.55

Selling, general and administrative expenses	2,245,530	24.65	1,952,408	22.26
Pre-opening expenses	43,698	0.48	13,948	0.16

INCOME FROM OPERATIONS	910,328	9.99	1,152,163	13.14

Interest expense	43,809	0.48	77,267	0.88
Other (income) expense	(56,288)	(0.62)	11,559	0.13

INCOME BEFORE INCOME TAXES	922,807	10.13	1,063,337	12.12

Provision for income taxes	172,721	1.90	255,820	2.92

NET INCOME	$750,086	8.24%	$807,517	9.21%

EARNINGS PER COMMON SHARE:
Basic	$9.04		$10.55
Diluted	$8.63		$8.17

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$750,086		$807,517
Diluted	$750,423		$832,190

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	82,995		76,527
Diluted	86,913		101,900

(1) Column does not recalculate due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	October 28, 2023	October 29, 2022	January 28, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,406,214	$1,437,997	$1,924,386
Accounts receivable, net	140,791	87,191	71,286
Income taxes receivable	9,118	4,082	8,187
Inventories, net	3,282,911	3,361,057	2,830,917
Prepaid expenses and other current assets	104,963	96,135	128,410
Total current assets	4,943,997	4,986,462	4,963,186

Property and equipment, net	1,569,703	1,342,786	1,312,988
Operating lease assets	2,243,025	2,025,149	2,138,366
Intangible assets, net	56,754	84,946	60,364
Goodwill	245,857	245,857	245,857
Deferred income taxes	30,817	58,945	41,189
Other assets	192,173	212,455	230,246
TOTAL ASSETS	$9,282,326	$8,956,600	$8,992,196

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,630,402	$1,473,424	$1,206,066
Accrued expenses	550,006	500,246	508,573
Operating lease liabilities	485,033	487,119	546,755
Income taxes payable	42,010	32,664	29,624
Deferred revenue and other liabilities	281,943	268,677	350,428
Total current liabilities	2,989,394	2,762,130	2,641,446
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Senior Notes	1,483,026	1,482,110	1,482,336
Convertible Senior Notes	—	152,006	58,271
Long-term operating lease liabilities	2,264,941	2,026,774	2,117,773
Other long-term liabilities	160,261	156,408	167,747
Total long-term liabilities	3,908,228	3,817,298	3,826,127
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	568	570	585
Class B common stock	236	236	236
Additional paid-in capital	1,430,802	1,399,694	1,416,847
Retained earnings	5,374,573	4,682,663	4,878,404
Accumulated other comprehensive loss	(462)	(362)	(252)
Treasury stock, at cost	(4,421,013)	(3,705,629)	(3,771,197)
Total stockholders' equity	2,384,704	2,377,172	2,524,623
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,282,326	$8,956,600	$8,992,196

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	39 Weeks Ended
	October 28, 2023	October 29, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$750,086	$807,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	271,368	250,522
Amortization of deferred financing fees and debt discount	1,786	3,558
Deferred income taxes	10,372	5,344
Stock-based compensation	39,552	37,579
Other, net	9,182	15,879
Changes in assets and liabilities:
Accounts receivable	(25,831)	(36,699)
Inventories	(415,291)	(1,063,448)
Prepaid expenses and other assets	(2,253)	(936)
Accounts payable	256,141	178,633
Accrued expenses	(21,473)	(94,177)
Income taxes payable / receivable	11,659	19,023
Construction allowances provided by landlords	40,624	36,100
Deferred revenue and other liabilities	(56,835)	(58,613)
Operating lease assets and liabilities	(104,373)	(64,663)
Net cash provided by operating activities	764,714	35,619
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(409,527)	(274,307)
Proceeds from sale of other assets	27,500	14,261
Other investing activities	(51,298)	(32,885)
Net cash used in investing activities	(433,325)	(292,931)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of Convertible Senior Notes	(137)	(420,558)
Payments on finance lease obligations	(609)	(548)
Proceeds from exercise of stock options	13,924	19,953
Minimum tax withholding requirements	(97,956)	(43,227)
Cash paid for treasury stock	(648,554)	(392,882)
Cash dividends paid to stockholders	(270,596)	(123,823)
Increase in bank overdraft	154,577	13,469
Net cash used in financing activities	(849,351)	(947,616)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(210)	(280)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(518,172)	(1,205,208)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,924,386	2,643,205
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,406,214	$1,437,997

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(dollars in thousands, except per share amounts)

	13 Weeks Ended October 28, 2023

	Gross profit	Selling, general and administrative expenses	Income before income taxes	Net income (2)	Earnings per diluted share
GAAP Basis	$1,061,463	$776,037	$268,646	$201,106	$2.39
% of Net Sales	34.89%	25.51%	8.83%	6.61%
Business optimization charges (1)	6,323	(46,174)	52,497	38,848
Non-GAAP Basis	$1,067,786	$729,863	$321,143	$239,954	$2.85
% of Net Sales	35.10%	23.99%	10.56%	7.89%
(1)Includes $23.3 million of severance-related costs, $22.9 million of non-cash impairments of store and intangible assets and a $6.3 million write-down of inventory.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

	39 Weeks Ended October 28, 2023

	Gross profit	Selling, general and administrative expenses	Income before income taxes	Net income (2)	Earnings per diluted share
GAAP Basis	$3,199,556	$2,245,530	$922,807	$750,086	$8.63
% of Net Sales	35.13%	24.65%	10.13%	8.24%
Business optimization charges (1)	6,323	(46,174)	52,497	38,848
Non-GAAP Basis	$3,205,879	$2,199,356	$975,304	$788,934	$9.08
% of Net Sales	35.20%	24.15%	10.71%	8.66%
(1)Includes $23.3 million of severance-related costs, $22.9 million of non-cash impairments of store and intangible assets and a $6.3 million write-down of inventory.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

	13 Weeks Ended October 29, 2022

	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$228,456	$8,472	$236,928	96,681	$2.45
% of Net Sales	7.72%	0.29%	8.01%
Convertible Senior Notes (1)	—	(8,472)	(8,472)	(8,825)
Non-GAAP Basis	$228,456	$—	$228,456	87,856	$2.60
% of Net Sales	7.72%	—%	7.72%
(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by “the if-converted method” under GAAP. The Company retired its Convertible Senior Notes without dilutive effect, due to cash payments for principal, shares received from its convertible bond hedge and shares repurchased to offset share settlement of remaining $59.1 million principal during the 13 weeks ended April 29, 2023. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

	39 Weeks Ended October 29, 2022

	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$807,517	$24,673	$832,190	101,900	$8.17
% of Net Sales	9.21%	0.28%	9.49%
Convertible Senior Notes (1)	—	(24,673)	(24,673)	(13,262)
Non-GAAP Basis	$807,517	$—	$807,517	88,638	$9.11
% of Net Sales	9.21%	—%	9.21%
(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by “the if-converted method” under GAAP. The Company retired its Convertible Senior Notes without dilutive effect, due to cash payments for principal, shares received from its convertible bond hedge and shares repurchased to offset share settlement of remaining $59.1 million principal during the 13 weeks ended April 29, 2023. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	October 28, 2023	October 29, 2022
Gross capital expenditures	$(409,527)	$(274,307)
Construction allowances provided by landlords	40,624	36,100
Net capital expenditures	$(368,903)	$(238,207)

Reconciliation of Non-GAAP Net Income and Earnings Per Diluted Share Guidance
(dollars in millions, except per share amounts)

	53 Weeks Ended February 3, 2024
	Low End			High End
	Income before income taxes	Net income (2)	Earnings per diluted share	Income before income taxes	Net income (2)	Earnings per diluted share
GAAP Basis	$1,232	$980	$11.45	$1,297	$1,032	$12.05
% of Net Sales	9.7%			10.0%
Business optimization (1)	63	46		63	46
Non-GAAP Basis	$1,295	$1,026	$12.00	$1,360	$1,078	$12.60
% of Net Sales	10.2%			10.6%
(1)Adjustment eliminates the impact of charges incurred as part of our business optimization.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.